Exhibit T3A. 15

No. 27,996 B

SHERRITT INTERNATIONAL (BAHAMAS) INC.

Certificate of Resolution

RESOLVED that the Memorandum of Association of the Company be hereby amended by deleting Clauses 2. and 3. and substituting therefor the following:

“2.	The registered office of the Company is situate at the offices of M B & H Corporate Services Ltd., Mareva House, 4 George Street, Nassau, Bahamas.

3.	The registered agent of the Company is M B & H Corporate Services Ltd., Mareva House, 4 George Street, Nassau, Bahamas.”

I, Paul D. Knowles, Assistant Secretary of SHERRITT INTERNATIONAL (BAHAMAS) INC., hereby certify that the foregoing is a true and correct copy of the Resolution passed by the Directors of the Company on the 4th day of December, 2006.

AS WITNESS my hand and the Seal of the Company this 4th day of December, 2006.

/s/ Paul D. Knowles
Assistant Secretary

No. 27,996B SHERRITT INTERNATIONAL (BAHAMAS) INC. IBC01 I, kelphene CUNNINGHAM    Registrar general of the Commonwealth of The Bahamas Do Hereby Certify pursuant to the International Business Companies Act (No.2 of 1990) that all the requirements of the said Act in respect of incorporation have been satisfied and that SHERRITT INTERNATIONAL (BAHAMAS) INC. is incorporated in the Commonwealth of The Bahamas as an International Business Company this 24TH day of NOVEMBER 1994 COMMONWEALTH OF THE BAHAMAS given under my hand and seal at Nassau in the Common-wealth of The Bahamas Registrar General’s Department I certify the foregoing to be a true copy of the original document.    Asst. Registrar General Registrar general Commonwealth of The Bahamas The International Business Companies Act (No. 2 of 1990) Certificate of Incorporation (Section 11 and 12)

The International Business Companies Act

Company Limited by Shares

MEMORANDUM OF ASSOCIATION

OF

SHERRITT INTERNATIONAL (BAHAMAS) INC.

1. The name of the Company is SHERRITT INTERNATIONAL (BAHAMAS) INC.

2. The registered office of the Company will be situate in the Chambers of Messrs. McKinney, Bancroft & Hughes, Mareva House, 4 George Street, Nassau, Bahamas.

3. The registered agent of the Company will be Messrs. McKinney, Bancroft & Hughes, Mareva House, 4 George Street, Nassau, Bahamas.

4. The object or purpose for which the Company is established is to engage in any act or activity that is not prohibited under any law for the time being in force in The Commonwealth of the Bahamas.

5. (1) The Company may not

(a)	carry on business with persons resident in in the Commonwealth of the Bahamas;

(b)	own an interest in real property situate in the Commonwealth of the Bahamas, other than a lease referred to in paragraph (e) of subclause (2) of this clause;

(c)	carry on banking or trust business as defined by the Banks and Trust Companies Regulation Act;

(d)	carry on business as an insurance or a reinsurance company; or

(e)	carry on the business of providing the registered office for companies.

(2)	For the purposes of paragraph (a) of subclause (1) of this clause, the Company shall not be treated as carrying on business with persons resident in the Commonwealth of the Bahamas if:

(a)	it makes or maintains deposits with a person carrying on business within the Commonwealth of the Bahamas;

(b)

it makes or maintains professional contact with counsel and attorneys, accountants, bookkeepers, trust companies, management companies, investment advisers or other similar persons carrying on business within the Commonwealth of the Bahamas;.

(c)	it prepares or maintains books and records within the Commonwealth of the Bahamas;.

(d)	it holds, within the Commonwealth of the Bahamas, meetings of its directors or members;

(e)	it holds a lease of property for use as an office from which to communicate with members or where books and records of the company are prepared or maintained;

(f)	it holds shares, debt obligations or other securities in a company incorporated under this Act or under the Companies Act; or

(g)

shares, debt obligations or other securities in the company are owned by any person resident in the Commonwealth of the Bahamas or by any company incorporated under this Act or under the Companies Act.

6. The liability of the members is limited.

7. Shares in the Company shall be issued in the currency of the United States of America.

8. The authorised capital of the Company is made up of one class of common shares divided into Five hundred million (500,000,000) shares without par value with one vote for each share.

9. The designations, powers, preferences, rights, qualifications, limitations and restrictions of each class and series of shares that the Company is authorised to issue shall be fixed by resolution of directors, but the directors shall not allocate different rights as to voting, dividends, redemption or distributions on liquidation unless the Memorandum of Association shall have been amended to create separate classes of shares and all the aforesaid rights as to voting, dividends, redemption and distributions shall be identified in each separate class.

10. The directors of the Company are to be granted authority to issue shares as registered shares.

11. Registered Shares in the Company may be transferred subject to the prior or subsequent approval of the Company as evidenced by a resolution of directors or by a resolution of members.

12. The Company may amend its Memorandum of Association and Articles of Asssociation by a resolution of members or by resolution of directors.

WE, McKINNEY NOMINEES LIMITED and HUGHES COMPANY LIMITED, both of Mareva House, 4 George Street, Nassau, Bahamas, for the purpose of incorporating an International Business Company under the laws of the Commonwealth of the Bahamas, hereby subscribe our names to this Memorandum of Association the 24th day of November, 1994 in the presence of:

Subscribers
PAUL D. KNOWLES (sgd.)	M. A. TAYLOR (sgd.)
Paul D. Knowles Vice-President	M. A. Taylor Secretary
McKINNEY NOMINEES LIMITED
PAUL D. KNOWLES (sgd.)	M. A. TAYLOR (sgd.)
Paul D. Knowles Vice-President	M. A. Taylor Secretary

HUGHES COMPANY LIMITED
COMMONWEALTH OF THE BAHAMAS
Witness:	Registrar General’s Department I certify the foregoing to be a true copy of the
M. M. KNOWLES (sgd.)	original document.

COMMONWEALTH OF THE BAHAMAS

New Providence.

Dated the 24th day of November, 1994.

MEMORANDUM OF ASSOCIATION

OF

SHERRITT INTERNATIONAL (BAHAMAS) INC.

McKinney, Bancroft & Hughes

Attorneys-at-Law

Chambers

Nassau, Bahamas